Exhibit 99.1
Contacts:

Sidney Hinton	Philip Bourdillon/Gene Heller
President and CEO	Silverman Heller Associates
919-453-1750	310-208-2550
Metretek Technologies Reports
Second-Quarter 2007 Results
— Signs $25 Million in New Business Contracts —
WAKE FOREST, N.C. – August 8, 2007 – Metretek Technologies, Inc. (Amex: MEK) today reported financial results for its second quarter ended June 30, 2007.
For the second-quarter 2007, the Company reported revenues of $24.1 million and a net loss of $13.9 million, or $(0.87) per share (basic and diluted), compared to revenues of $36.2 million and net income of $4.2 million, or $0.25 per diluted share, in the second quarter of 2006. Second quarter financial results include $14.1 million of restructuring charges related to the second quarter retirement of the Company’s founders and the relocation of the Company’s principal executive offices to Wake Forest. The Company’s non-GAAP income from continuing operations before restructuring charges for the second quarter 2007, which consists of the Company’s income from continuing operations but excludes the restructuring expenses, was $425,000, or $0.02 per (diluted) share.
The Company also announced it had closed $25 million of new business contracts, including several that represent important relationships with investor-owned utilities (IOUs). “We are pleased with the level of business closed in the quarter,” said Sidney Hinton, president and chief executive officer of Metretek Technologies, “and we are particularly excited about the new relationships with IOUs. These partners provide us the opportunity to build long-term relationships that contribute to the continued success of our core PowerSecure business, the engine of Metretek’s growth.” In a separate release, Metretek today announced that it is changing its name to PowerSecure International, Inc. and that its shares have been approved for listing on the NASDAQ Global Select Market under the symbol “POWR”; both actions are expected to become effective on August 22, 2007.)
According to Hinton, the decrease in PowerSecure’s second-quarter revenues — from $31.1 million in 2006 to $18.6 million in 2007, of which $7.4 million was related to Publix projects — was attributable to two factors in particular, each of which adversely affected the timing of revenues: delays in the scheduling and completion of several projects in Florida due to the slow permitting process in some jurisdictions within the state; and the fact that the work completed on new projects during the second quarter was primarily design work, which typically does not have a high percentage of revenue associated with it under PowerSecure’s percentage-of-completion revenue recognition methodology.
Hinton noted that the decline in PowerSecure’s revenues was accompanied by a decline in gross margin, to 24.1% from 25.3% a year ago, reflecting a variety of short term factors including higher than expected material usage costs, costs associated with opening a new switchgear production facility for which associated revenues were limited during the period, an increase in sales of diesel fuel to certain customers which carries a smaller profit margin, and the fixed nature of certain operating costs relative to fluctuations in revenues over short operating periods. Hinton stated that he expects PowerSecure’s gross margin to return to historical levels in the coming quarter.
“Despite the results of the second quarter, I want to emphasize that our confidence in the future of the Company has never been stronger,” added Hinton. “The underlying strength of our business is not readily discernable on a quarter-by-quarter basis, and the second-quarter bottom-line results may belie the fact that operationally it was a good quarter. With the new business just announced, we have a strong and growing backlog of business orders in excess of $100 million. We expect to see measurable improvements in PowerSecure’s operating performance over the course of the next twelve to twenty-four months.”
For the six months ended June 30, 2007, the Company reported revenues of $51.0 million and a net loss of $11.6 million, or $(0.73) per share (basic and diluted), compared to revenues of $51.1 million and net income of $4.9 million, or $0.30 per diluted share, for the first six months of 2006. The Company’s non-GAAP income from continuing operations for the first six months of 2007, which excludes the restructuring expenses, was $2.7 million, or $0.16 per (diluted) share.
“As we look ahead,” said Hinton, “our strategy is three-fold: focus the Company’s efforts around growth in the distributed generation sector by helping utilities and their customers manage peak demand and load curtailment, work toward creating recurring revenue opportunities in our core business, and expand our ability to develop new energy conservation initiatives with utilities and their customers. Accordingly, we are continually evaluating our business units based on their ability to support this strategy.”
Updated 2007 Financial Guidance:
“Although there are still a number of factors and risks that could and will affect our operating results during the rest of fiscal 2007,” said Hinton, “based on recent events and the current status of our business operations, we are estimating that our consolidated revenues for fiscal 2007 will be between $115 million and $125 million, and that our non-GAAP income from continuing operations, which excludes the one-time restructuring charges incurred in the second quarter, will be between $11.0 million and $13.0 million, or approximately $0.60 to $0.75 per (diluted) share.”
Non-GAAP Income from Continuing Operations:
References by the Company to non-GAAP income or loss from continuing operations and non-GAAP income or loss from continuing operations per share information are non-GAAP financial measures that refer to the Company’s income or loss from continuing operations or per share information excluding restructuring costs related to the recent retirements of the Company’s founders and the relocation of the Company’s principal executive offices from Denver to Wake Forest.
By eliminating the restructuring expenses in 2007 that are non-recurring and not indicative of the results of the Company’s operations, the Company believes non-GAAP income from continuing operations and non-GAAP income from continuing operations per share are useful tools permitting management and the board of directors to measure, monitor and evaluate the Company’s operating performance and to make operating decisions. Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share are also used by management to assist it in planning and forecasting future operations and making future operating decisions.
The Company also believes that non-GAAP income from continuing operations and non-GAAP income from continuing operations per share provide meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results and allowing investors to more easily compare the Company’s financial performance on an operating basis in different fiscal periods. However, non-GAAP income from continuing operations and non-GAAP income from continuing operations per share as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share should be considered only as supplements to, and not as substitutes for or in isolation from, other measures of financial information prepared in accordance with GAAP, such as GAAP net income, GAAP net income per share, GAAP income from continuing operations and GAAP income from continuing operations per share.
Conference Call and Webcast:
At 11 a.m. EDT today, August 8, the Company will hold a teleconference to discuss its financial results as well as its corporate developments and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing in to the Metretek Technologies conference call.
This call can also be accessed live via the Internet at the Company’s website, www.metretek.com; to access the call, click on the “Investor Info” button and then click on the icon for the “2007 second-quarter results teleconference.” The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.earnings.com; to access the call, type in Metretek’s stock symbol, MEK, in the top right corner of the home page to be taken to the Company’s webcast page. These websites will host an archive of the teleconference. Additionally, a telephone playback will be available for 48 hours beginning at 2 p.m. EDT on August 8. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 10592037.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — PowerSecure, Inc.; Southern Flow Companies, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the business operations and prospects for the Company and its subsidiaries; the opportunities believed to be inherent in the relationships with investor-owned utilities; the expectation of measurable improvements in PowerSecure’s operating performance and gross margin over the course of the next twelve to twenty-four months; the outlook for the Company’s consolidated revenues and non-GAAP income from continuing operations in 2007; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and

statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company’s subsidiaries; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company’s subsidiaries to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of PowerSecure to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the effects from time to time of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, services, technologies and markets; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; and other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
(financial tables follow)

METRETEK TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
`
REVENUES:
Sales and services	$23,833,351	$35,905,938	$50,202,095	$50,642,812
Other	232,459	337,473	842,944	432,928

Total revenues	24,065,810	36,243,411	51,045,039	51,075,740

COSTS AND EXPENSES:
Cost of sales and services	17,477,336	26,393,531	35,894,569	36,524,893
General and administrative	4,985,099	4,502,431	10,509,178	7,937,780
Selling, marketing and service	1,010,352	1,172,870	1,874,635	1,931,931
Depreciation and amortization	374,109	203,898	717,033	376,304
Research and development	288,571	195,058	499,362	372,684
Restructuring charges	14,139,216	—	14,139,216	—
Interest, finance charges and other	8,436	46,336	15,756	134,711

Total costs and expenses	38,283,119	32,514,124	63,649,749	47,278,303

Income (loss) from operations	(14,217,309)	3,729,287	(12,604,710)	3,797,437

Income from litigation settlements, net	—	—	278,334	—

Equity in income of unconsolidated affiliate	672,735	520,974	1,321,295	1,251,442

Minority interest	—	—	—	(72,464)

Income taxes	(170,140)	(22,999)	(476,277)	(111,514)

Income (loss) from continuing operations	(13,714,714)	4,227,262	(11,481,358)	4,864,901

Loss from disposal of discontinued operations	(140,490)	—	(140,490)	—

Net income (loss)	$(13,855,204)	$4,227,262	$(11,621,848)	$4,864,901

PER SHARE AMOUNTS:
Income (loss) from continuing operations:
Basic	$(0.86)	$0.27	$(0.72)	$0.34

Diluted	$(0.86)	$0.25	$(0.72)	$0.30

Net income (loss):
Basic	$(0.87)	$0.27	$(0.73)	$0.34

Diluted	$(0.87)	$0.25	$(0.73)	$0.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,935,336	15,513,274	15,883,210	14,354,964

Diluted	15,935,336	17,071,389	15,883,210	16,065,350

Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2007	2006
Total current assets	$62,555,345	$70,536,009
Property, plant and equipment, net	4,539,234	4,443,879
Total other assets	14,421,655	14,719,547

Total Assets	$81,516,234	$89,699,435

Total current liabilites	$31,753,847	$31,692,373
Total noncurrent liabilities	2,862,829	7,431
Total stockholders’ equity	46,899,558	57,999,631

Total liabilities and stockholders’ equity	$81,516,234	$89,699,435

RECONCILIATION OF NON-GAAP INCOME FROM CONTINUING OPERATIONS
TO GAAP INCOME FROM CONTINUING OPERATIONS
In accordance with Regulation G, set forth below is a reconciliation of Non-GAAP income from continuing operations and Non-GAAP income from continuing operations per share, non-GAAP financial measures, to GAAP income from continuing operations and GAAP income from continuing operations per share, their most directly comparable financial measures computed in accordance with GAAP.

	Second Quarter	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2007	Guidance for Fiscal 2007
GAAP income (loss) from continuing operations	$(13,714,714)	$(11,481,358)

Add back: Restructuring charges	14,139,216	14,139,216

Non-GAAP income from continuing operations	$424,502	$2,657,858	$11,000,000		$13,000,000

PER SHARE AMOUNTS-BASIC

GAAP income (loss) from continuing operations	$(0.86)	$(0.72)

Add back: Restructuring charges	0.89	0.89

Non-GAAP income from continuing operations	$0.03	$0.17

PER SHARE AMOUNTS-DILUTED
GAAP income (loss) from continuing operations	$(0.80)	$(0.67)	$(0.19)	to	$(0.04)

Add back: Restructuring charges	0.82	0.83	0.79		0.79

Non-GAAP income from continuing operations	$0.02	$0.16	$0.60	to	$0.75

Shares used in computing GAAP and non-GAAP per share amounts:
BASIC	15,935,336	15,883,210

DILUTED	17,145,463	17,089,134